Exhibit 99.1

SURGERY PARTNERS REAFFIRMS 2021 AND 2022 FULL YEAR GUIDANCE; DAVID T. DOHERTY TO ASSUME ROLE OF CHIEF FINANCIAL OFFICER ON FEBRUARY 1, 2022

BRENTWOOD, Tenn., January 10, 2022 (GLOBE NEWSWIRE) -- Members of management of Surgery Partners, Inc. (NASDAQ: SGRY) ("Surgery Partners" or the "Company"), a leading short-stay surgical facility owner and operator, will be meeting with investors today, January 10, 2022, as part of the 40th Annual J.P. Morgan Healthcare Conference, including a virtual presentation at 5:15 p.m. ET. Based on results through November 2021, the Company is re-affirming its 2021 Adjusted EBITDA guidance of $325 million to $330 million and its 2021 Revenue guidance of 19% to 21% growth over 2020 results. The Company completed the deployment of approximately $185 million of capital in three acquisitions in December 2021, at a weighted average multiple of approximately 8.5x 2022E Adjusted EBITDA and is re-affirming its preliminary 2022 Adjusted EBITDA guidance of at least $370 million.
Wayne DeVeydt, Executive Chairman of Surgery Partners, stated, “We could not be prouder of our team and our physician partners as they helped the Company navigate through another challenging year of this pandemic. As we have said before, the value of our high quality, short-stay surgical facilities was evident throughout this pandemic, and is increasingly viewed as the optimal option for many constituents of the healthcare system as we look to exit the pandemic.”
Eric Evans, Chief Executive Officer of Surgery Partners, noted, “Although we are early in the process of closing out 2021, we remain confident in our ability to achieve strong Adjusted EBITDA results within our previously guided range of $325 million to $330 million for 2021. Having completed approximately $325 million of acquisitions in 2021, three of which were completed in the last two weeks of December, we begin 2022 with confidence to continue the strong momentum of double-digit Adjusted EBITDA growth.”
The Company also announced today that David T. Doherty, Senior Vice President, Corporate Finance and Controller at Surgery Partners, will assume the role of Chief Financial Officer, effective February 1, 2022. Tom Cowhey will be transitioning from his role as Chief Financial Officer to pursue a new opportunity. To ensure a smooth transition, Mr. Cowhey has agreed to remain with the Company through the end of February.
“Tom was an initial member of our transformational leadership team when we started our journey to make Surgery Partners the fastest growing and most valued surgical facility company in the country,” said DeVeydt. “He has been a key member of our executive team, helping to build our sophisticated financial infrastructure, drive the Company’s strategy and create significant shareholder value over his nearly four years with Surgery Partners. While I am disappointed to lose his talents, I could not be more excited for him and his family as he embarks on his next chapter. More importantly, he leaves a legacy of excellence with the appointment of Dave as our next Chief Financial Officer.”
Speaking to the transition plans, Cowhey said, “I’m incredibly grateful for the opportunity that the Board, Wayne and Eric provided me to join them at a pivotal point in the Company’s history and I’m exceptionally proud of what we have accomplished. My time at Surgery Partners has been one of the most rewarding chapters of my career, and I am confident that Dave is the right leader to help continue to drive the Company’s strategic growth agenda.”

“Our Company has been built on a culture of execution and anchored on a data driven approach to decision making,” said Evans. “Dave has played a critical role in building our culture and is a natural choice to assume the reigns as our new Chief Financial Officer. As Wayne commented, we will miss Tom who leaves us as a proud alum, but we are excited to have Dave join our Executive Leadership Team.”
Doherty joined Surgery Partners in April of 2018 and assumed the role of Senior Vice President, Corporate Finance and Controller in August of 2018, with oversight of investor relations, financial planning & analysis, internal audit, tax and controllership. Prior to Surgery Partners, he spent 15 years at Aetna, Inc. in a variety of roles including leadership of internal audit, planning, SEC reporting and controllership and as chief of staff to the Chief Financial Officer. He began his career with Arthur Andersen where he earned his CPA.
“I am honored and excited to step into this new role of Chief Financial Officer at Surgery Partners,” said Doherty. “I look forward to continuing to build on our achievements, strengthening our organization to better serve patients, payors and providers, and delivering strong financial performance and returns to our shareholders.”
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high-quality, cost-effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth and our anticipated operating results for 2021 and 2022. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, continuing effects of the COVID-19 outbreak in the United States and the regions in which we operate; the impact to the state and local economies of restrictive orders, vaccine and other mandates and the pandemic generally; our ability to preserve or raise sufficient funds to continue operations; the impact of our cost-cutting measures on our future performance; our ability to cause distributions from our subsidiaries; the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, the impact of COVID-19 related stimulus programs, including the CARES Act, and uncertainty in how these programs may be administered, monitored and modified in the future; our ability to execute on our operational and strategic initiatives; the timing and impact of our portfolio optimization efforts; our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all; our ability to successfully integrate acquisitions; the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, the impact of adverse weather conditions and other events outside of our control; and the risks and uncertainties set forth under the heading “Risk Factors” in our 2020 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and discussed from time to time in our reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

In addition, the guidance for the fiscal year ended December 31, 2021 is based on results of the Company through November 2021 and is subject to quarter- and year-end adjustments in connection with the completion of customary financial closing procedures, including management’s review and finalization of the results for the full year 2021 and to accounting review procedures by the Company’s independent registered public accounting firm, which have not yet been performed. These customary closing procedures, along with December results and the risks identified above, could cause actual results to differ materially from management’s guidance. You are cautioned not to rely on management’s guidance being achieved when making an investment decision in the Company’s securities.
Contact:
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com